Exhibit 10.4

THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

This Third Amendment to Employment Agreement is made and entered into by and between PriceSmart, Inc., a Delaware Corporation (“Employer”) and William Naylon (“Executive”).

Recitals

A)	On January 16, 2002 an Employment Agreement was made and entered into by and between Employer and Executive.

B)	On January 22, 2003, a First Amendment to Employment Agreement was made and entered into by and between Employer and Executive;

C)	On February 1, 2004, a Second Amendment to Employment Agreement was made and entered into by and between Employer and Executive;

D)	Employer and Executive now desire to further amend the Employment Agreement, as set forth hereinbelow:

Agreement

1.	Section 2.1 of the Agreement which provides:

2.1    Salary.    For Executive’s services hereunder, Employer shall pay as base salary to Executive the amount of $225,000 during each year of the Employment Term. Said salary shall be payable in equal installments in conformity with Employer’s normal payroll period. Executive shall receive such salary increases, if any, as Employer, in its sole discretion, shall determine.

is hereby amended, effective January 1, 2005, to provide as follows:

1.1    Salary.    For Executive’s services hereunder, Employer shall pay as base salary to Executive the amount of $231,750 during each year of the Employment Term. Said salary shall be payable in equal installments in conformity with Employer’s normal payroll period. Executive shall receive such salary increases, if any, as Employer, in its sole discretion, shall determine.

2.	Section 3.1 of the Agreement which provides:

3.1    Term.    The term of Executive’s employment hereunder shall commence on January 16, 2002 and shall continue until January 31, 2005 unless sooner terminated or extended as hereinafter provided.

is hereby amended, effective January 1, 2005, to provide as follows:

3.1    Term.    The term of Executive’s employment hereunder shall commence on January 16, 2002 and shall continue until January 31, 2006 unless sooner terminated or extended as hereinafter provided.

3.	All other terms of the Employment Agreement shall remain unaltered and fully effective.

Executed on February 16, 2005.

EXECUTIVE	EMPLOYER

PRICESMART, INC.

William Naylon	By: /s/ Jose Luis Laparte

/s/ William Naylon	Name: Jose Luis Laparte

Its: President